                                                                     Exhibit 3.2

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                         GALYAN'S TRADING COMPANY, INC.

                                   Article I
                                   ---------

     The name of the corporation is Galyan's Trading Company, Inc. (the "Corporation").

                                   Article II
                                   ----------

     A. The address of the registered office of the Corporation in the State of Indiana is 2437 E. Main Street, Plainfield, Indiana 46168. The name of its registered agent at such address is Robert B. Mang.

     B. The name and mailing address of the incorporator is Patrick William Galyan, 6736 West 71/st/ Street, Indianapolis, Indiana 46278.

                                  Article III
                                  -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of Indiana (the "IBCL").

                                   Article IV
                                   ----------

     A. The total number of shares of all classes that the Corporation shall have the authority to issue shall be fifty-five million (55,000,000), which shall be divided into two classes, one to be designated "Common Stock," which shall consist of fifty million (50,000,000) authorized shares, no par value per share, and a second class to be designated as "Preferred Stock," which shall consist of five million (5,000,000) authorized shares, no par value per share. All shares of the Corporation's Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the effectiveness of these Second Amended and Restated Articles of Incorporation shall be deemed automatically changed into shares of Common Stock upon the effectiveness of these Second Amended and Restated Articles of Incorporation under the IBCL, stock certificates formerly representing such shares of Class A Common Stock or Class B Common Stock shall thereafter be deemed to represent a like number of shares of Common Stock and securities exercisable or convertible into such shares of Class A Common Stock or Class B Common Stock shall thereafter be deemed to be exercisable or convertible into a like number of shares of Common Stock.

     B. The Preferred Stock may be issued from time to time in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issue of any shares thereof.

     C. Each series of Preferred Stock shall consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (i) the number of shares constituting that series and the distinctive designation of that series;

        (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

        (iv) whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (vi) whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

        (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (viii) any other relative rights, preferences and limitations of that series.

                                   Article V
                                   ---------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Indiana, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation.

                                   Article VI
                                   ----------

     A. The number of directors of the Corporation shall be fixed from time to time by the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors.

     B. Any director, or the entire Board of Directors, may be removed only for cause, at a meeting called for that purpose, by the affirmative vote of a majority of the shares then entitled to vote at the meeting.

                                  Article VII
                                  -----------

     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors need not be by written ballot.

                                  Article VIII
                                  ------------

     A. Meetings of shareholders may be held within or without the State of Indiana, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Indiana) outside of the State of Indiana at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     B. Special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or one or more shareholders holding a majority of the outstanding Common Stock and may not be called by any other person or persons.

                                   Article IX
                                   ----------

     A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the IBCL as the same exists or may hereafter be amended. If the IBCL is amended after the date of the filing of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the IBCL as so amended. The Corporation is authorized to provide by Bylaw, agreement or otherwise for indemnification of directors, officers, employees, and agents in excess of the indemnification otherwise permitted by applicable laws. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   Article X
                                   ---------

     The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. No repeal or modification of this Article by the shareholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article at the time of such repeal or modification.

                                   Article XI
                                   ----------

     The Corporation hereby reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained in these Second Amended and Restated Articles of Incorporation, and other provisions authorized by the laws of the State of Indiana at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other persons whomsoever by or pursuant to these Second Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                    [remainder of page intentionally blank]